UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 25, 2017

Cannabis Leaf, Inc.
(Formerly Pacificorp Holdings, Ltd.)

(Exact name of registrant as specified in its charter)

Nevada	000-55467	47-2055848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1375 Lake City Way NE, Seattle WA, 98125
 (Address of principal executive offices)
800-929-3293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

           On July 25, 2017, the Registrant entered into an Addendum to the previous executed  Amended License Agreement with Affordable Green Washington LLC.

          The Addendum to the License Agreement further defines amended terms and conditions as follows:

Section 10. Consideration
a)
Licensee shall pay to Licensor an aggregate total $2,300,000 USD ("Financing"), comprised of payments along the following schedule on or before the dates indicated below now referred to as the Financing Schedule:

30 April, 2017	$25,000.00	PAID
16 May, 2017	$9,800.00	PAID
2 June, 2017	$15,200.00	PAID
5 June, 2017	$10,000.00	PAID
24 July, 2017	$10,000.00
27 July, 2017	$35,000.00
10 August, 2017	$50,000.00
25 August, 2017	$255,000.00
14 September, 2017	$300,000.00
28 September, 2017	$850,000.00
26 October, 2017	$800,000.00
TOTAL	$2,300,000.00

b)	The Licensor will receive 100,000 restricted common shares of the Licensee on the closing of this Agreement;
c)
The Licensor will receive an additional 100,000 restricted common shares of the Licensee if at any time after August 25, 2017, the Licensee within 15 days is unable to make the Financing payment as outlined in the Financing Schedule;

The Addendum to the Amended License Agreement contains other terms and conditions. The foregoing summary description of the terms of the Addendum to the Amended License Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Addendum to the Amended License Agreement, may viewed in its entirety which is hereby filed as Exhibit 10.1 and is incorporated herein by this reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Addendum to Amended License Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cannabis Leaf, Inc.

By: /s/ Jason Sakowski
 -------------------------------
Jason Sakowski, President and Director

Date: July 31, 2017